EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm
The Board of Directors
Natus Medical Incorporated:
We consent to the incorporation by reference in the registration statements (No. 333‑65584, 333-133657, and 333-174702) on Form S-8 and registration statements (Nos. 333-133480, 333-150503, and 333-171489) on Form S-3 of Natus Medical Incorporated of our reports dated March 1, 2018, with respect to the consolidated balance sheets of Natus Medical Incorporated as of December 31, 2017 and 2016, and the related consolidated statements of operations and comprehensive income, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2017, and the related notes (collectively, the consolidated financial statements), and the effectiveness of internal control over financial reporting as of December 31, 2017, which reports appear in the December 31, 2017 annual report on Form 10‑K of Natus Medical Incorporated.
Our report dated March 1, 2018, on the effectiveness of internal control over financial reporting as of December 31, 2017, expresses our opinion that Natus Medical Incorporated did not maintain effective internal control over financial reporting as of December 31, 2017 because of the effect of a material weakness on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states management concluded that there is a material weakness because the Company did not perform an effective risk assessment relating to significant acquisitions, and as a result, the Company did not adequately design control activities over the accounting for the acquisition of Otometrics.
Our report dated March 1, 2018, on the effectiveness of internal control over financial reporting as of December 31, 2017, also contains an explanatory paragraph that states the Company acquired the Otometrics business on January 3, 2017 and the Neurosurgery business on October 6, 2017. Management excluded from its assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2017, the internal control activities of Otometrics and Neurosurgery which represented 23% and 2%, respectively, of total revenue and 8% and 2%, respectively, of total assets (excluding acquired intangible assets and goodwill) of the related consolidated financial statement amounts of the Company as of and for the year ended December 31, 2017. Our audit of internal control over financial reporting of the Company also excluded an evaluation of the internal control over financial reporting of Otometrics and Neurosurgery.
(signed) KPMG LLP
San Francisco, California
March 1, 2018